Exhibit 28(b)

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 11-K


                                 -----------


              [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                   For the Fiscal Year Ended December 31, 1995


                                      OR

            [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


Commission File Number  1-3215

             ----------------------------------------------------


                              JOHNSON & JOHNSON
                           RETIREMENT SAVINGS PLAN

                           (Full title of the Plan)

                              JOHNSON & JOHNSON
                         ONE JOHNSON & JOHNSON PLAZA
                       NEW BRUNSWICK, NEW JERSEY 08933


         (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

Item 4.   Financial Statements and Exhibits
          ---------------------------------

     Report of Independent Accountants

     Financial Statements:
       Balance Sheets as of December 31, 1995 and 1994

     Statements of Operations and Changes in Plan Equity for the years ended December 31, 1995 and 1994

     Notes to Financial Statements

     Supplemental Schedules:
       Schedule of Investments at December 31, 1995

     Schedule of 5% Reportable Transactions for the year ended
       December 31, 1995

     Schedule of Party-In-Interest Transactions for the year ended
       December 31, 1995


Consent of Coopers & Lybrand L.L.P., dated June 26, 1996

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN



                                        By: /s/ C. H. JOHNSON
                                            ---------------------------------
                                             C. H. Johnson
                                             Chairman, Pension Committee


June 27, 1996

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

                                  -----------

                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES

                         as of and for the years ended
                           December 31, 1995 and 1994

                   JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                     INDEX


  Report of Independent Accountants                                          2

  Financial Statements:
    Balance Sheets as of December 31, 1995 and 1994                          3

    Statements of Operations and Changes in Plan
      Equity for the years ended December 31, 1995
      and 1994                                                               4

    Notes to Financial Statements                                           5-10

  Supplemental Schedules:
    Schedule of Investments at December 31, 1995                             11

    Schedule of 5% Reportable Transactions for
      the year ended December 31, 1995                                       12

    Schedule of Party-In-Interest Transactions for
      the year ended December 31, 1995                                       13

                      COOPERS & LYBRAND L.L.P. LETTERHEAD



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Pension Committee of
Johnson & Johnson Retirement Savings Plan

We have audited the accompanying balance sheets of the Johnson & Johnson Retirement Savings Plan as of December 31, 1995 and 1994, and the related statements of operations and changes in plan equity for the years then ended. These financial statements are the responsibility of the Savings Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Johnson & Johnson Retirement Savings Plan as of December 31, 1995 and 1994 and the results of its operations and changes in plan equity for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed in the accompanying index on page 1 are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the balance sheets and the related statements of operations and changes in plan equity is presented for purposes of additional analysis rather than to present the balance sheets and statements of operations and changes in plan equity for each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                                 COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
May 22, 1996

                                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                                  BALANCE SHEETS
                                         as of December 31, 1995 and 1994


                                                                          PARTICIPANT DIRECTED
                                                      ----------------------------------------------------------------
                                                                                   1995
                                                      ----------------------------------------------------------------
                                                       Short-Term
                                                       Investment           J&J                              Total
                                                          Fund          Stock Fund        Equity Fund     Savings Plan
                                                      ------------      ----------        -----------     ------------
ASSETS
- ------
Investments at Fair Value (Notes 2 and 5)              $4,200,145       $27,975,661       $2,498,934      $34,674,740

Accrued Dividends and Interest Receivable

Assets Designated for Transfer (Note 2)
                                                       ----------       -----------       ----------      -----------
       Total Assets                                    $4,200,145       $27,975,661       $2,498,934      $34,674,740
                                                       ==========       ===========       ==========      ===========



LIABILITIES AND PLAN EQUITY
- ---------------------------
Accrued Expenses                                       $    6,212       $    32,552       $    3,632      $    42,396

Plan Equity                                             4,193,933        27,943,109        2,495,302       34,632,344
                                                       ----------       -----------       ----------      -----------
       Total Liabilities and Plan Equity               $4,200,145       $27,975,661       $2,498,934      $34,674,740
                                                       ==========       ===========       ==========      ===========




                                                                          PARTICIPANT DIRECTED
                                                      ----------------------------------------------------------------
                                                                                   1994
                                                      ----------------------------------------------------------------
                                                       Short-Term
                                                       Investment           J&J                              Total
                                                          Fund          Stock Fund        Equity Fund     Savings Plan
                                                      ------------      ----------        -----------     ------------
ASSETS
- ------
Investments at Fair Value (Notes 2 and 5)              $3,565,823       $15,728,253       $1,666,824      $20,960,900

Accrued Dividends and Interest Receivable                                       942                               942

Assets Designated for Transfer (Note 2)                     1,300             1,900          (3,200)
                                                       ----------       -----------       ----------      -----------
       Total Assets                                    $3,567,123       $15,731,095       $1,663,624      $20,961,842
                                                       ==========       ===========       ==========      ===========



LIABILITIES AND PLAN EQUITY
- ---------------------------
Accrued Expenses                                       $    3,932       $    14,382       $    1,756      $    20,070

Plan Equity                                             3,563,191        15,716,713        1,661,868       20,941,772
                                                       ----------       -----------       ----------      -----------
       Total Liabilities and Plan Equity               $3,567,123       $15,731,095       $1,663,624      $20,961,842
                                                       ==========       ===========       ==========      ===========



                                                 See Notes to Financial Statements

                                                              3


                                           JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                                    STATEMENTS OF OPERATIONS AND CHANGES IN PLAN EQUITY
                                       For The Years Ended December 31, 1995 and 1994



                                                                    PARTICIPANT DIRECTED
                                                 --------------------------------------------------------------
                                                                              1995
                                                 --------------------------------------------------------------
                                                  Short-Term
                                                  Investment         J&J                               Total
                                                      Fund        Stock Fund        Equity Fund     Savings Plan
                                                 -------------    ----------        -----------     ------------

Employee Contributions (Note 3)                   $1,125,304      $ 3,134,488         $  756,415     $ 5,016,207

Employer Contributions (Note 3)                       29,966        2,473,034              3,362       2,506,362

Interest Income                                      223,363            9,783                            233,146

Dividend Income                                                       388,679            150,646         539,325
                                                  ----------      -----------         ----------     -----------
                                                   1,378,633        6,005,984            910,423       8,295,040


Payments to Participants (Note 4)                   (599,412)      (3,278,025)          (347,865)     (4,225,302)

Change in Unrealized
   Appreciation of Investment                                       8,432,570            358,732       8,791,302

Realized Gain on Sale of Investments                                  834,352             31,250         865,602

Realized Gain on Stock Distributed                                     96,951                             96,951

Administrative Expenses                              (20,779)        (101,336)          (10,906)        (133,021)

Assets Transferred (Note 2)                         (127,700)         235,900           (108,200)
                                                  ----------      -----------         ----------     -----------
                                                  $  630,742      $12,226,396         $  833,434     $13,690,572

Plan Equity, Beginning of Period                   3,563,191       15,716,713          1,661,868      20,941,772
                                                  ----------      -----------         ----------     -----------
Plan Equity, End of Period                        $4,193,933      $27,943,109         $2,495,302     $34,632,344
                                                  ==========      ===========         ==========     ===========



                                                                    PARTICIPANT DIRECTED
                                                 --------------------------------------------------------------
                                                                              1994
                                                 --------------------------------------------------------------
                                                  Short-Term
                                                  Investment         J&J                               Total
                                                      Fund        Stock Fund        Equity Fund     Savings Plan
                                                 -------------    ----------        -----------     ------------

Employee Contributions (Note 3)                   $1,069,280      $ 2,651,463       $  724,681      $ 4,445,424

Employer Contributions (Note 3)                       34,131        1,971,679            3,869        2,009,679

Interest Income                                      130,236            5,037                           135,273

Dividend Income                                                       284,206           91,069          375,275
                                                  ----------      -----------       ----------      -----------
                                                   1,233,647        4,912,385          819,619        6,965,651


Payments to Participants (Note 4)                   (570,666)      (2,277,808)        (280,021)      (3,128,495)

Change in Unrealized
   Appreciation of Investment                                       2,725,697         (99,131)        2,626,566

Realized Gain on Sale of Investments                                   28,701           11,632           40,333

Realized Gain on Stock Distributed                                     18,162                            18,162

Administrative Expenses                              (10,862)         (39,597)          (4,843)         (55,302)

Assets Transferred (Note 2)                           28,500          (12,600)         (15,900)
                                                  ----------      -----------       ----------      -----------
                                                  $  680,619      $ 5,354,940       $  431,356      $ 6,466,915

Plan Equity, Beginning of Period                   2,882,572       10,361,773        1,230,512       14,474,857
                                                  ----------      -----------       ----------      -----------
Plan Equity, End of Period                        $3,563,191      $15,716,713       $1,661,868      $20,941,772
                                                  ==========      ===========       ==========      ===========




                                                      See Notes to Financial Statements

                                                                     4

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS

1.   Organization:
     -------------

     The Johnson & Johnson Retirement Savings Plan (the "Plan" - a defined contribution plan) was established on March 1, 1990 for eligible employees of certain subsidiaries of Johnson & Johnson (the "Company") located in Puerto Rico which have adopted the Plan. The Plan was designed to provide eligible employees with an opportunity to strengthen their financial security at retirement by providing an incentive to save and invest regularly. The funding of the Plan is made through employee and Company contributions. The assets of the Plan are maintained and transactions therein are executed by the trustee, Banco Popular de Puerto Rico.

2.   Summary of Significant Accounting Policies:
     -------------------------------------------

     Valuation of Investments:

     Equity investments in the Johnson & Johnson Stock Fund, administered by the Banco Popular de Puerto Rico, are valued at the average of the high and low market price on the last business day of the year. Equity investments in the Equity Fund, managed by the Capital Research and Management Company, are traded on a national securities exchange, and are valued at the last reported market price on the last business day of the year. Temporary cash investments are stated at redemption value.

     The cost of equity investments in the Johnson & Johnson Stock Fund are recorded at the average market price of the stock transactions for the month during the month of purchase. Units in the Equity Fund are purchased throughout the month at the prevailing costs on those dates.

     Deposits in short-term investments in the Short-Term Investment Fund are principally purchases of shares of the Prime Portfolio of Vanguard Money Market Reserves, Inc. The Portfolio invests in securities which mature in less than one year. The value of this portfolio is the market value on the last business day of the year.

     Transfers:

     Transfers among funds, which are made at the participant's election have been presented as assets transferred.

                                    Continued
                                        5

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS

2.   Summary of Significant Accounting Policies, (continued)
     ------------------------------------------

     Use of Estimates:

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Actual results are not expected to differ from those estimates.

     Risks and Uncertainties:

     The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

     Other:

     Interest and dividend income are recorded as earned on the accrual basis. Purchases and sales of investment securities are reflected on a trade-date basis. Gains and losses on sales of investment securities are determined on the average cost method.

     All administrative expenses are paid by the Trust except for certain salaried employees and the recordkeeping system used by the Plan which are paid by the Company.

3.   Contributions:
     --------------

     Participating employees may contribute a minimum of 3% up to a maximum of 6% pre-tax and 10% post-tax of their base salary. Pre-tax contributions may not exceed $7,000 under Puerto Rico law. The Company contributes to the Plan, out of current or accumulated profits, an amount equal to 66-2/3% of the employee's pre-tax contributions for the Plan year.

     Contributions are made to the Plan by participants through payroll deductions and by the Company on behalf of participants. Employee contributions are to be invested in any of the three investment funds at the direction of the participating employees. All Company contributions are made to the J&J Stock Fund, except for participants over the age of 50, who may choose the alternative investments.

                                    Continued
                                        6

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS

3.   Contributions, (continued)
     -------------

     The number of participants invested in each fund at December 31, 1995 and 1994 was:

                                                    1995           1994
                                                    ----           ----
          Johnson & Johnson Stock Fund              3,009          2,931
          Diversified Equity Fund                   1,245          1,218
          Short-term Investments Fund               1,735          1,721

     Participants may elect to invest in more than one fund. A total of 3,260 and 3,112 active and former employees had investments in the Plan for 1995 and 1994, respectively.

4.   Benefits:
     ---------

     All participants are fully vested in their contributions and the company match. The benefit to which a plan participant is entitled is the amount provided by contributions (Company and participant) and investment earnings thereon (including net realized and unrealized investment gains and losses) which have been allocated to such participant's account balance.

                                    Continued
                                        7

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments:
     ------------

     Investments held by the Plan as of December 31, 1995 and 1994 are summarized as follows:



                                                            1995
                                ---------------------------------------------------------------
                                       Short-Term                         Johnson & Johnson
                                    Investment Fund                         Stock Fund
                                -------------------------            --------------------------
                                Fair Value        Cost               Fair Value        Cost
                                ----------     ----------            -----------    -----------
Common Stocks:

       Johnson & Johnson                                             $27,664,893    $16,203,106
       Mutual Funds

Temporary Cash
       Investment               $4,200,145     $4,200,145                310,768        310,768
                                ----------     ----------            -----------    -----------

                                $4,200,145     $4,200,145            $27,975,661    $16,513,874
                                ==========     ==========            ===========    ===========




                                                            1995
                                ---------------------------------------------------------------

                                       Equity Fund                           Total
                                -------------------------            --------------------------
                                Fair Value        Cost               Fair Value        Cost
                                ----------     ----------            -----------    -----------
Common Stocks:

       Johnson & Johnson                                           $27,664,893     $16,203,106
       Mutual Funds             $2,498,934     $2,143,580            2,498,934       2,143,580

Temporary Cash
       Investment                                                    4,510,913       4,510,913
                               -----------     ----------          -----------     -----------

                                $2,498,934     $2,143,580          $34,674,740     $22,857,599
                                ==========     ==========          ===========     ===========



                                    Continued

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                    NOTES TO FINANCIAL STATEMENTS, Continued

5.   Investments, (continued):
     ------------





                                                            1994
                                ---------------------------------------------------------------
                                       Short-Term                         Johnson & Johnson
                                    Investment Fund                         Stock Fund
                                -------------------------            --------------------------
                                Fair Value        Cost               Fair Value        Cost
                                ----------     ----------            -----------    -----------
Common Stocks:

       Johnson & Johnson                                             $15,495,345     $12,467,071
       Mutual Funds

Temporary Cash
       Investment               $3,565,823     $3,565,823                232,908         232,908
                                ----------     ----------            -----------     -----------

                                $3,565,823     $3,565,823            $15,728,253     $12,699,979
                                ==========     ==========            ===========     ===========




                                                            1994
                                ---------------------------------------------------------------

                                       Equity Fund                           Total
                                -------------------------            --------------------------
                                Fair Value        Cost               Fair Value        Cost
                                ----------     ----------            -----------    -----------
Common Stocks:

       Johnson & Johnson                                             $15,495,345      $12,467,071
       Mutual Funds             $1,666,824     $1,670,202              1,666,824        1,670,202

Temporary Cash
       Investment                                                      3,798,731        3,798,731
                                ----------     ----------            -----------      -----------

                                $1,666,824     $1,670,202            $20,960,900      $17,936,004
                                ==========     ==========            ===========      ===========





     Realized gains (losses), net of investments sold and distributed during the years ended December 31, 1995 and 1994 are summarized as follows:



                               J&J Stock Fund                                 Equity Fund
                 ------------------------------------------       ------------------------------------
                 Book Value       Proceeds      Gain/(Loss)       Book Value    Proceeds        Gain
                 ----------      ----------     -----------       ----------    ---------      -------
     1995        $3,212,490      $4,143,793      $931,303          $393,174      $424,424      $31,250
     1994         3,190,219       3,237,082        46,863           237,574       249,206       11,632




                                    Continued

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN

6.   Tax Status:
     -----------

     The Plan constitutes a qualified plan under Section 165(a) of the Puerto Rico Income Tax Act of 1954 as amended, (the "ITA"), and the Trust is exempt from Puerto Rico income taxes under Section 165(a) and 165(e) of the ITA.

     The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Puerto Rico tax code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.   Termination Priorities:
     -----------------------

     The Company has the right to terminate the Plan at any time and in the event the Plan is terminated, subject to conditions set forth in ERISA, the amount of each participant's account balance in the Plan is fully vested.

8.   Reconciliation of Financial Statements to Form 5500:
     ----------------------------------------------------

     The following is a reconciliation of Plan Equity per the financial statements to the Form 5500:


                                                                     December 31,
                                                             -----------------------------
                                                                 1995             1994
                                                             -----------       -----------
     Plan Equity Per the Financial Statements                $34,632,344       $20,941,772
     Amounts Allocated to Withdrawing Participants              (346,911)         (449,666)
                                                             -----------       -----------
     Plan Equity Per the Form 5500                           $34,285,433       $20,492,106
                                                             ===========       ===========



                                                                           Year Ended
                                                                           December 31,
                                                                              1995
                                                                           ------------
      Benefits Paid to Participants Per the Financial Statements           $4,225,302
      Add:    Amounts Allocated to Withdrawing Participants at
              December 31, 1995                                               346,911
      Less:   Amounts Allocated to Withdrawing Participants
              at December 31, 1994                                           (449,666)
                                                                           -----------
      Benefits Paid to Participants Per the Form 5500                      $4,122,547
                                                                           ==========

     Amounts allocated to the withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1995 but not yet paid as of that date.

                                    Continued

                                                          Supplemental Schedule

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT
                             AS OF DECEMBER 31, 1995

FACE AMOUNT
OR SHARES         ISSUES                             COST            FAIR VALUE
- ---------         ------                             ----            ----------

                                 J&J STOCK FUND

                  Common Stock
                  ------------

323,566 shs.      Johnson & Johnson               $16,203,106       $27,664,893

                  Temporary Investments
                  ---------------------

$ 310,768         U.S. Treasury Obligations           310,768           310,768
                                                  -----------       -----------

                  Total J&J Stock Fund            $16,513,874       $27,975,661
                                                  ===========       ===========


                           SHORT-TERM INVESTMENT FUND

                  Money Market funds
                  ------------------

                  Vanguard Money Market
                  Reserves Prime
$ 4,200,145       Portfolio 12/31/95              $ 4,200,145       $ 4,200,145
                                                  ===========       ===========


                                   EQUITY FUND

                  Mutual Funds
                  ------------
115,637.849 shs.  Investment Company of America   $ 2,143,580       $ 2,498,934
                                                  ===========       ===========





                                    Continued




                                                                                           Supplemental Schedule

                                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
                               ITEM 27d - SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 1995

                                       DISPOSED                           ACQUIRED
                               -------------------------          -----------------------
SECURITY/PARTY
DESCRIPTION                    SALES            PROCEEDS          PURCHASES           COST            GAIN (LOSS)
- --------------                 -----            --------          ---------           ----            -----------
                        (# of Transactions)                   (# of Transactions)
SERIES OF TRANSACTIONS:

Johnson & Johnson                                                      72           $3,093,487             0

The Vanguard Group              26               $667,373              60           $1,301,403             0












                                    Continued

                                                          Supplemental Schedule

                    JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
              ITEM 27e - SCHEDULE OF PARTY IN-INTEREST TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                   PURCHASES
NAME                             AFFILIATION                          COST
- ----                             -----------                       ---------

Johnson & Johnson
  Common Stock                   Plan Administrator                $3,282,971

                      COOPERS & LYBRAND L.L.P. LETTERHEAD

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Johnson and Johnson Retirement Savings Plan on Form S-8 (File No. 33-32875) of our report dated May 22, 1996, on our audits of the financial statements and financial statement schedules of Johnson and Johnson Retirement Savings Plan as of December 31, 1995 and 1994, and for the years ended December 31, 1995 and 1994, which report is included in the Form 11-K.

                                                        COOPERS & LYBRAND L.L.P.
Parsippany, New Jersey
June 26, 1996